EXHIBIT 99.1

BRIGHAM MINERALS, INC. REPORTS RECORD THIRD QUARTER 2022 OPERATIONAL AND FINANCIAL RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - November 3, 2022 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced record operational and financial results for the quarter ended September 30, 2022.

RECORD THIRD QUARTER 2022 OPERATIONAL AND FINANCIAL HIGHLIGHTS AND SUBSEQUENT EVENTS

•Record daily production volumes of 15,000 Boe/d (73% liquids, 50% oil)
◦Production up 15% sequentially from Q2 2022 including a 19% increase in Permian Basin volumes

•Record royalty revenues of $92.8 million
◦Up 3% sequentially from Q2 2022 driven by 15% higher volumes offset by 12% lower realized prices

•Net income totaling $44.4 million
◦Adjusted Net Income(1) of $52.2 million, excluding $7.8 million of merger related costs
◦Record Adjusted EBITDA(1) totaling $82.1 million up 3% sequentially from Q2 2022

•Declared record Q3 2022 dividend of $0.81 per share of Class A common stock(2)
◦Base Dividend of $0.16 per share of Class A common stock
◦Variable Dividend increased 7% sequentially to $0.65 per share of Class A common stock
◦Represents 75% payout ratio of Discretionary Cash Flow ex lease bonus(1)

•10.8 net (1,786 gross) activity wells comprised of 6.7 net (929 gross) DUCs and 4.1 net (857 gross) permits
◦1.9 net DUCs converted to PDP during Q3 2022
◦207 gross wells spud during Q3 2022 (1.7 net locations)
◦Permian Basin activity wells totaling 7.0 net locations representing 65% of total activity wells

•Acquired 365 net royalty acres deploying $12.2 million in mineral acquisition capital
◦100% of capital deployed to Permian Basin comprised of 59% PDP, DUC and permitted net locations

•$33.0 million cash balance and undrawn revolver capacity of $217.0 million as of September 30, 2022
◦Conservative leverage at 0.2x last quarter annualized Adjusted EBITDA(1)

•Subsequent to quarter end, closed previously announced Midland Basin acquisition with Avant Royalties
◦Roughly 3,900 net royalty acres with 19 rigs currently running across a core, well diversified position operated by Endeavor Energy Resources, Pioneer Natural Resources, Diamondback Energy and ExxonMobil
◦0.9 net DUCs and 0.3 net permits as of close resulting in 12.0 net pro forma activity wells

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.
(2)See "Quarterly Cash Dividend" section below regarding Board approval of future dividends.

PROPOSED MERGER WITH SITIO ROYALTIES

As previously announced, on September 6, 2022, Brigham and Sitio Royalties Corp. (“Sitio”) entered into a definitive merger agreement, pursuant to which Sitio will acquire Brigham in an all-stock transaction. Following the approval by the

EXHIBIT 99.1
Brigham stockholders and the satisfaction of certain other closing conditions, the merger is expected to close during the first quarter of 2023.

In light of the pending merger with Sitio, Brigham has discontinued providing guidance and long-term outlook information regarding its results of operations and does not intend to update the previously issued guidance and long-term outlook information, including the guidance provided in the Company’s August 4, 2022 press release announcing its second quarter 2022 financial and operational results (“the second quarter earnings release”). Accordingly, investors are cautioned not to rely on historical forward-looking statements regarding guidance and long-term outlook information, including any such information provided in the second quarter earnings release, as those forward-looking statements were the estimates of management only as of the date provided, have not and will not be updated and were subject to the specific risks and uncertainties that accompanied such forward-looking statements. As a result of the pending merger, there will not be an investor conference call.

SUBSEQUENT EVENTS

Midland Acquisition

As previously announced, on August 22, 2022, Brigham LLC entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Avant Royalties, LP, Avant Royalties II, LP and Avant Royalties II Sidecar Fund, LP (collectively, the “Sellers”), pursuant to which Brigham LLC agreed to acquire certain mineral and royalty interests from the Sellers (the “Midland Acquisition”) for $132.5 million in cash, subject to customary closing adjustments. The Midland Acquisition was completed on October 21, 2022 and has an effective date of July 1, 2022. The Company financed the Midland Acquisition through a combination of cash on hand and borrowings under the Company’s revolving credit facility.

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update

During the third quarter 2022, the Company executed twelve transactions acquiring approximately 365 net royalty acres (standardized to a 1/8th royalty interest) and deployed $12.2 million in capital. The Company deployed substantially all of its mineral acquisition capital in the third quarter to the Permian Basin. Third quarter acquisitions are expected to deliver near-term production and cash flow growth with the addition of 26 gross DUCs (0.1 net) and 45 gross permits (0.2 net) to inventory counts.

The table below summarizes the Company’s approximate mineral and royalty interest ownership as of the dates indicated.

	Delaware	Midland	Anadarko	DJ	Williston	Total
Net Royalty Acres
September 30, 2022	30,150	9,235	9,850	24,755	8,185	82,175
June 30, 2022	30,010	9,015	9,850	24,755	8,180	81,810
Acres Added and (Sold) Q/Q	140	220	—	—	5	365
% Added and (Sold) Q/Q	—%	2%	—%	—%	—%	—%

DUC Conversions Updates

During the third quarter 2022, the Company identified 307 gross (1.9 net) horizontal wells converted to production, which represented 30% of its net DUC inventory as of the second quarter 2022 (28% of gross DUCs). Well conversions to proved developed producing during third quarter are summarized in the table below:

Q3 2022 Wells Converted to Proved Developed Producing
	Gross	Net
DUCs	307	1.9
Acquired Wells Net of Divestitures	71	0.2
Converted Permitted and Other	3	(0.1)
Total	381	2.0

EXHIBIT 99.1

Drilling Activity Update

During the third quarter 2022, the Company identified 207 gross (1.7 net) wells spud on its mineral position, which represents a 13% sequential increase from the second quarter 2022 on a net well basis. Brigham’s average quarterly gross and net wells spud from 2019 through the second quarter 2022 relative to the third quarter 2022 are summarized in the table below:

	2019(1)	2020(1)	2021(1)	Q1 22	Q2 22	Q3 22
Gross Wells Spud	219	95	164	238	253	207
Net Wells Spud	1.4	0.7	1.3	2.1	1.5	1.7
(1) Amounts represent average quarterly numbers during the year.

DUC and Permit Inventory Update

The Company expects future production volumes will be driven by the continued conversion of its DUC and permit inventory. Brigham’s gross and net DUC and permit inventory as of September 30, 2022 by basin is outlined in the table below:

	Development Inventory by Basin(1)
	Delaware	Midland	Anadarko	DJ	Williston	Total
Gross Inventory
DUCs	207	368	18	166	170	929
Permits	355	149	5	149	199	857
Net Inventory
DUCs	2.5	1.8	0.1	2.0	0.4	6.7
Permits	2.0	0.7	—	0.9	0.4	4.1
(1) Individual amounts may not add to totals due to rounding.

EXHIBIT 99.1

FINANCIAL UPDATE

For the three months ended September 30, 2022, crude oil, natural gas and NGL production volumes increased 15% to 15,000 Boe/d as compared to the three months ended June 30, 2022 and increased 65% as compared to the same prior-year period. During the three months ended September 30, 2022, we collected revenues attributable to first payments received on production from numerous new wells turned-in-line at high initial flow rates on high-interest acreage in the Delaware and Midland basins. We typically receive first payment from an operator several months or longer after initial production,which typically covers multiple months of production, and as such, high-interest wells or wells with robust initial production rates can have a significant impact on revenues for the period in which first payments are collected.

For the three months ended September 30, 2022, average realized prices were $97.20 per barrel of oil, $7.09 per Mcf of natural gas, and $30.70 per barrel of NGL, for a total equivalent price of $67.21 per Boe. This represents a 12% decrease relative to the three months ended June 30, 2022 and a 39% increase relative to the same prior-year period.

The Company's net income for the three months ended September 30, 2022 was $44.4 million, inclusive of $7.8 million of merger related costs. Adjusted Net Income for three months ended September 30, 2022 was $52.2 million, excluding $7.8 million of merger related costs, up 4% from the three months ended June 30, 2022 and up 176% relative to the same prior-year period. Adjusted EBITDA was $82.1 million for the three months ended September 30, 2022, up 3% from the three months ended June 30, 2022 and up 135% relative to the same prior-year period. Adjusted EBITDA ex lease bonus was $80.7 million for the three months ended September 30, 2022, up 2% from the three months ended June 30, 2022 and up 141% from the same prior-year period. Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA ex lease bonus are Non-GAAP financial measures. For a definition of Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

As of September 30, 2022, the Company had a cash balance of $33.0 million and $217.0 million of undrawn revolver capacity under its credit facility, providing the Company with total liquidity of $250.0 million.

EXHIBIT 99.1
Results of Operations

Unaudited Financial and Operational Results	Three Months Ended		Nine Months Ended
($ in thousands, except for realized prices and unit expenses)	September 30, 2022	June 30, 2022	September 30, 2022	September 30, 2021
Operating Revenues
Oil sales	$67,132	$66,415	$184,235	$78,022
Natural gas sales	16,016	13,968	40,296	19,450
NGL sales	9,602	10,020	28,617	12,182
Total mineral and royalty revenue	$92,750	$90,403	$253,148	$109,654
Lease bonus and other revenue	1,456	476	3,365	3,894
Total Revenues	$94,206	$90,879	$256,513	$113,548
Production
Oil (MBbls)	691	612	1,855	1,245
Natural gas (MMcf)	2,259	2,011	6,138	4,441
NGLs (MBbls)	312	237	769	471
Equivalents (MBoe)	1,379	1,185	3,647	2,456
Equivalents per day (Boe/d)	15,000	13,019	13,361	8,996
Realized Prices ($/Boe)
Oil ($/Bbl)	$97.20	$108.37	$99.32	$62.68
Natural gas ($/Mcf)	7.09	6.95	6.56	4.38
NGLs ($/Bbl)	30.70	42.31	37.19	25.87
Average Realized Price	$67.21	$76.31	$69.40	$44.65
Operating Expenses
Gathering, transportation and marketing	$2,962	$2,246	$7,211	$4,967
Severance and ad valorem taxes	5,972	5,361	15,664	6,505
Depreciation, depletion, and amortization	14,964	13,449	40,726	27,129
General and administrative (before share-based compensation)	10,914	3,587	18,929	9,331
Total operating expenses (before share-based compensation)	$34,812	$24,643	$82,530	$47,932
General and administrative, share-based compensation	1,961	1,959	5,401	7,537
Total Operating Expenses	$36,773	$26,602	$87,931	$55,469
Income from Operations	$57,433	$64,277	$168,582	$58,079
Other expenses:
Interest expense, net	(1,046)	(1,154)	(3,114)	(1,105)
Other income, net	6	14	40	51
Income Before Taxes	$56,393	$63,137	$165,508	$57,025
Income tax expense	11,950	12,957	31,820	10,717
Net Income	$44,443	$50,180	$133,688	$46,308
Less: Net income attributable to non-controlling interest	(5,984)	(7,931)	(21,998)	(12,311)
Net income attributable to Brigham Minerals, Inc. stockholders	$38,459	$42,249	$111,690	$33,997

EXHIBIT 99.1

	Three Months Ended		Nine Months Ended
Unit Expenses ($/Boe)	September 30, 2022	June 30, 2022	September 30, 2022	September 30, 2021
Gathering, transportation and marketing	$2.15	$1.90	$1.98	$2.02
Severance and ad valorem taxes	4.33	4.52	4.29	2.65
Depreciation, depletion and amortization	10.84	11.35	11.17	11.05
General and administrative (before share-based compensation) (1)	7.91	3.03	5.19	3.80
General and administrative, share-based compensation	1.42	1.65	1.48	3.07
Interest expense, net	0.76	0.97	0.85	0.45
(1)General and administrative expenses (before share-based compensation) for the three months ended September 30, 2022 include costs related to the Mergers of $7.8 million, or $5.63 per Boe. General and administrative expenses (before share-based compensation) for the nine months ended September 30, 2022 include costs related to the Mergers of $7.8 million, or $2.13 per Boe.

Quarterly Cash Dividend

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the third quarter 2022 of $0.81 per share of Class A common stock at a 75% payout ratio. This represents a 5% increase compared to the dividend declared for the second quarter of 2022. The third quarter dividend represents a base dividend of $0.16 per share and a variable dividend of $0.65 per share and will be paid on November 25, 2022 to holders of record as of November 18, 2022. An amount equal to the cash dividend per share will also be set aside for each outstanding award granted under the long-term incentive plan for payment upon the vesting of such awards in accordance with their terms.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its shareholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, Discretionary Cash Flow ex lease bonus, and Net Debt are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted Net Income as net income excluding the impacts of merger related costs. We define Adjusted EBITDA as Adjusted Net Income before depreciation, depletion and amortization, share-based compensation expense, interest expense, and income tax expense, less other income. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus and other revenues we receive due to the unpredictability of timing of the revenue. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes. We define Discretionary Cash Flow ex lease bonus as Discretionary Cash Flow further adjusted to eliminate the impacts of lease bonus and other revenues. We define Net Debt as total debt less cash and cash equivalents.

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, Discretionary Cash Flow ex lease bonus, and Net Debt do not represent and should not be considered alternatives to, or more meaningful than, net income or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Net Debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Our computation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, Discretionary Cash Flow ex lease bonus, and Net Debt may differ from computations of similarly titled measures of other companies.

EXHIBIT 99.1
The following tables present a reconciliation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, Discretionary Cash Flow ex lease bonus, and Net Debt to the most directly comparable GAAP financial measure for the periods indicated.

SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex Lease Bonus and Adjusted EBITDA Margin

	Three Months Ended			Nine Months Ended
($ In thousands)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Income	$44,443	$50,180	$18,911	$133,688	$46,308
Add:
Merger-related costs	7,769	—	—	7,769	—
Adjusted Net Income	$52,212	$50,180	$18,911	$141,457	$46,308
Add:
Depreciation, depletion, and amortization	14,964	13,449	8,682	40,726	27,129
Share-based compensation expense	1,961	1,959	2,682	5,401	7,537
Interest expense, net	1,046	1,154	451	3,114	1,105
Income tax expense	11,950	12,957	4,214	31,820	10,717
Less:
Other income, net	6	14	36	40	51
Adjusted EBITDA	$82,127	$79,685	$34,904	$222,478	$92,745
Less:
Lease bonus and other revenue	1,456	476	1,491	3,365	3,894
Adjusted EBITDA ex Lease Bonus	$80,671	$79,209	$33,413	$219,113	$88,851

Memo: Adjusted EBITDA Margin
Revenue	$94,206	$90,879	$41,964	$256,513	$113,548
Adjusted EBITDA	$82,127	$79,685	$34,904	$222,478	$92,745
Adjusted EBITDA Margin	87%	88%	83%	87%	82%

EXHIBIT 99.1

Reconciliation of Discretionary Cash Flow and Discretionary Cash Flow ex Lease Bonus

	Three Months Ended
($ In thousands, except per share amounts)	September 30, 2022	June 30, 2022	September 30, 2021
Adjusted EBITDA(1)	$82,127	$79,685	$34,904
Less:
Adjusted EBITDA attributable to non-controlling interest	(8,517)	(8,869)	(7,094)
Adjusted EBITDA attributable to Class A common stock	$73,610	$70,816	$27,810
Less:
Cash interest expense	782	989	368
Cash taxes	12,091	13,500	3,238
Dividend equivalent rights	1,119	887	645
Discretionary cash flow to Class A common stock	$59,618	$55,440	$23,559
Less:
Lease bonus	1,305	423	1,188
Discretionary cash flow ex lease bonus to Class A common stock	$58,313	$55,017	$22,371
Payout Ratio:	75%	75%	80%
Distributed cash flow to Class A common stock	$43,735	$41,263	$17,897

Shares of Class A common stock	54,175	53,721	45,245

Distributed cash flow per share of Class A common stock — Dividend	$0.81	$0.77	$0.40
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income above.

Reconciliation of Net Debt

($ In thousands)	September 30, 2022	June 30, 2022	December 31, 2021
Total Debt	$73,000	$73,000	$93,000
Less: Cash and Cash Equivalents	32,995	24,103	20,819
Net Debt	$40,005	$48,897	$72,181

EXHIBIT 99.1
Condensed Consolidated Balance Sheets

	September 30,	December 31,
(In thousands, except share amounts)	2022	2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$32,995	$20,819
Restricted cash	6,629	200
Accounts receivable	63,317	30,539
Prepaid expenses and other	3,196	3,145
Total current assets	106,137	54,703
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	310,783	338,613
Evaluated property	754,418	633,138
Less accumulated depreciation, depletion, and amortization	(354,361)	(239,612)
Oil and gas properties, net	710,840	732,139
Other property and equipment	3,559	2,060
Less accumulated depreciation	(1,629)	(1,280)
Other property and equipment, net	1,930	780
Operating lease right-of-use asset	5,883	6,764
Deferred tax asset	39,485	25,308
Other assets, net	1,202	1,183
Total assets	$865,477	$820,877

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$21,923	$20,473
Current operating lease liability	1,211	1,178
Total current liabilities	23,134	21,651
Long-term bank debt	73,000	93,000
Non-current operating lease liability	4,831	5,742
Other non-current liabilities	2,427	810
Equity:
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 54,734,157 shares issued and 54,175,458 shares outstanding at September 30, 2022; 400,000,000 authorized, 48,796,518 shares issued and 48,359,888 shares outstanding at December 31, 2021	547	488
Class B common stock, $0.01 par value; 150,000,000 authorized, 6,270,684 shares issued and outstanding at September 30, 2022; 150,000,000 authorized, 11,371,517 shares issued and outstanding at December 31, 2021	—	—
Additional paid-in capital	760,879	634,564
Accumulated deficit	(91,218)	(105,096)
Treasury stock, at cost; 558,699 shares at September 30, 2022 and 436,630 shares at December 31, 2021	(6,338)	(3,527)
Total equity attributable to Brigham Minerals, Inc.	663,870	526,429
Non-controlling interests	98,215	173,245
Total equity	$762,085	$699,674
Total liabilities and equity	$865,477	$820,877

EXHIBIT 99.1
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2022	2021	2022	2021
REVENUES
Mineral and royalty revenues	$92,750	$40,473	$253,148	$109,654
Lease bonus and other revenues	1,456	1,491	3,365	3,894
Total revenues	94,206	41,964	256,513	113,548
OPERATING EXPENSES
Gathering, transportation and marketing	2,962	1,641	7,211	4,967
Severance and ad valorem taxes	5,972	2,372	15,664	6,505
Depreciation, depletion, and amortization	14,964	8,682	40,726	27,129
General and administrative	12,875	5,729	24,330	16,868
Total operating expenses	36,773	18,424	87,931	55,469
INCOME FROM OPERATIONS	57,433	23,540	168,582	58,079
Interest expense, net	(1,046)	(451)	(3,114)	(1,105)
Other income, net	6	36	40	51
Income before income taxes	56,393	23,125	165,508	57,025
Income tax expense	11,950	4,214	31,820	10,717
NET INCOME	$44,443	$18,911	$133,688	$46,308
Less: Net income attributable to non-controlling interest	(5,984)	(4,698)	(21,998)	(12,311)
Net income attributable to Brigham Minerals, Inc. stockholders	$38,459	$14,213	$111,690	$33,997

NET INCOME PER COMMON SHARE
Basic	$0.71	$0.31	$2.16	$0.77
Diluted	$0.69	$0.31	$2.09	$0.75
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	53,943	45,198	51,663	44,216
Diluted	55,942	45,888	53,463	45,056

EXHIBIT 99.1
Unaudited Condensed Consolidated Statement of Cash Flows

	Nine Months Ended September 30,
(In thousands)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$133,688	$46,308
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	40,726	27,129
Share-based compensation expense	5,401	7,537
Amortization of debt issuance costs	467	217
Deferred income tax expense	2,499	2,794
Credit losses	274	144
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(33,052)	(10,999)
(Increase) in other current assets	(49)	(1,753)
Increase in accounts payable and accrued liabilities	12,773	968
Increase in other long-term liabilities	—	20
Net cash provided by operating activities	$162,727	$72,365
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(71,748)	(49,203)
Additions to other fixed assets	(1,373)	(28)
Proceeds from sale of oil and gas properties, net	74,370	4,441
Net cash provided by (used in) investing activities	$1,249	$(44,790)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt	(70,000)	(4,000)
Borrowing of long-term debt	50,000	37,000
Offering costs of Class A common stock	(78)	—
Dividends paid	(97,574)	(41,374)
Distribution to holders of non-controlling interest	(17,490)	(12,668)
Debt issuance costs	(486)	(247)
Payment of employee tax withholding for settlement of equity compensation awards	(9,743)	(1,136)
Net cash used in financing activities	$(145,371)	$(22,425)
Change in cash and cash equivalents and restricted cash	18,605	5,150
Cash and cash equivalents and restricted cash, beginning of period	21,019	9,144
Cash and cash equivalents and restricted cash, end of period	$39,624	$14,294
Supplemental disclosure of non-cash activity:
Accrued capital expenditures	$284	$36
Capitalized share-based compensation cost	$4,476	$5,475
Issuance of Class A common stock for acquisitions of oil and gas properties, net	$17,629	$—
Temporary equity cumulative adjustment to carrying value	$—	$54,294
Supplemental cash flow information:
Cash payments for loan commitment fees and interest	$(2,789)	$(898)
Tax payments, net of refunds	$(23,655)	$(6,481)

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Delaware and Midland Basins in West Texas and New Mexico, the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements pertaining to our pending merger with Sitio and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, operator capital discipline and inflation impacts on their cash flows, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of and competition for acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, economic and competitive conditions, including those resulting from the current conflict between Russia and Ukraine and elevated inflation levels resulting from global supply and demand imbalances, the proximity to and capacity of transportation, uncertainties regarding environmental regulations or litigation, global or national health events, such as the COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.